REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
COGDELL SPENCER INC.
AND
KEYBANC CAPITAL MARKETS INC.
ON BEHALF OF CERTAIN PERSONS
LISTED ON SCHEDULE 1 HERETO
dated as of
January 28, 2008

-i-

REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 28, 2008, is made and entered into by and among Cogdell Spencer Inc., a Maryland corporation (the “Company”), and KeyBanc Capital Markets Inc. (“KeyBanc”), on behalf of the Persons (as hereinafter defined) listed on Schedule 1 hereto, as such Schedule 1 may be amended from time to time as provided herein (such Persons, in their capacity as Holders of Registrable Securities (as hereinafter defined). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 1 hereof.
WITNESSETH:
     WHEREAS, this Agreement is made in connection with the Purchase Agreement, dated as of January 23, 2008, by and between the Company and KeyBanc (the “Purchase Agreement”) for the purchase of 3,448,278 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and
     WHEREAS, to induce KeyBanc to enter into the Purchase Agreement, the Company desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights contained herein.
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” shall mean, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; (ii) any Person who, from time to time, is a member of the Immediate Family of a specified Person; (iii) any Person who, from time to time, is an officer or director or manager of a specified Person; or (iv) any Person who, directly or indirectly, is the beneficial owner of 50% or more of any class of equity securities or other ownership interests of the specified Person, or of which the specified Person is directly or indirectly the owner of 50% or more of any class of equity securities or other ownership interests.
     “Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.
     “Board” shall mean the Board of Directors of the Company.
     “Business Day” shall mean each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.
     “Common Stock” shall have the meaning set forth in the Recitals hereof.
     “Commission” shall mean the Securities and Exchange Commission and any successor thereto.

     “Company” shall have the meaning set forth in the introductory paragraph hereof.
     “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.
     “Damages Payment Date” shall mean the later of (i) five Business Days and (ii) the first day of the calendar month, following the date on which a Registration Default shall have occurred.
     “Default Rate” shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal, plus 2% per annum.
     “Effectiveness Date” shall have the meaning set forth in Section 2(a) hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.
     “Holder” shall mean each holder of the Common Stock, listed in Schedule 1 hereto (as such Schedule 1 may be amended from time to time as provided herein), in his, her or its capacity as a holder of Registrable Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered holder thereof.
     “Holder Indemnitee” shall have the meaning set forth in Section 5(a) hereof.
     “Holders Counsel” shall have the meaning set forth in the definition of Registration Expenses below.
     “Inspectors” shall have the meaning set forth in Section 4(a)(xv) hereof.
     “Liabilities” shall have the meaning set forth in Section 5(a) hereof.
     “Liquidated Damages” shall have the meaning set forth in Section 2(c) hereof.
     “Market Value” shall mean, as of any date, the average closing price of the Common Stock on the principal national securities exchange or national quotation system in which the Common Stock is admitted for trading or quotation over the ten trading days preceding such date, or if closing prices are not available, the average of the averages of the closing bid and asked prices over such period on such exchange or system.
     “MEA Acquisition” shall mean the proposed acquisition by the Company and certain of its Affiliates of Marshall Erdman & Associates, Inc. and certain of its Affiliates.
     “Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.
     “Purchase Agreement” shall have the meaning set forth in the Recitals hereof.
     “Records” shall have the meaning set forth in Section 4(a)(xv) hereof.
     “Registrable Securities” shall mean, with respect to a Holder, the Common Stock and any shares or other securities issued in respect of the Common Stock, including by reason of or in connection with any stock dividend, stock distribution, stock split, recapitalization, merger, consolidation or otherwise held by such Holder; provided, however, such Registrable Securities shall cease to be Registrable Securities with respect to any Holder when (A) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and all such Registrable Securities shall have been disposed of in accordance with such registration statement, (B) such Registrable Securities shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any successor provision) under the Securities Act are met, (C) all of such Registrable Securities become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, or (D) such Registrable Securities have ceased to be outstanding.
     “Registration Default” shall have the meaning set forth in Section 2(c) hereof.
     “Registration Expenses” shall mean any and all expenses incident to the performance and compliance with this Agreement, including: (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing, listing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any fees and disbursements of one common counsel retained by a majority-in-interest of the Holders (“Holders Counsel”); provided, however, “Registration Expenses” shall not, except as provided above, include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Securities that may be offered, which expenses shall be borne by each Holder on a pro rata basis with respect to the Registrable Securities so sold.
     “Securities Act” shall mean the Securities Act of 1933, as amended (or any successor corresponding provision of succeeding law), and the rules and regulations thereunder.
     “Shelf Registration Period” shall have the meaning set forth in Section 2(b) hereof.
     “Shelf Registration Statement” shall have the meaning set forth in Section 2(a) hereof.
     “Transfer” shall have the meaning set forth in Section 8 hereof.
     “Voting Power” shall mean voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.
     Section 2. Shelf Registrations.
          a. Shelf Registration. The Company agrees to (i) use reasonable best efforts to prepare and file with the Commission, as soon as reasonably practicable following the date hereof but in no event later than the date that is 90 days following the closing date of the MEA Acquisition, a registration statement (such registration statement, including any replacement registration statement, the “Shelf Registration Statement”) with respect to the Registrable Securities under the Securities Act on Form S-3 (or any similar or successor form), which Shelf Registration Statement (A) shall be an automatic shelf registration statement if the Company is then a “well known seasoned issuer” (within the meaning of the Securities Act), providing for the registration and the sale by the Holders on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of the Registrable Securities, (B) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith or be incorporated therein and (C) shall be reasonably acceptable to the Holders’ counsel, and (ii) cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter but in no event later than the date that is 180 days after the date of this Agreement (the “Effectiveness Date”). The Shelf Registration Statement shall be on an appropriate form and shall provide for the resale from time to time, and subject to Section 2(b), pursuant to any method or combination of methods legally available by the Holders and the registration statement and any form of prospectus included or incorporated by reference therein (or any prospectus supplement relating thereto) shall reflect such plan of distribution or method of sale.
          b. Effectiveness. The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the period beginning on the date on which the Shelf Registration Statement is declared or becomes effective and ending on the date that all of the Registrable Securities registered under the Shelf Registration Statement cease to be Registrable Securities (the “Shelf Registration Period”). During the Shelf Registration Period, the Company shall (i) subject to Section 3 hereof, prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be (A) necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period or (B) reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), and shall use its commercially reasonable efforts to cause each such amendment to be declared effective by the Commission, if required, as soon as practicable after the filing thereof, (ii) subject to Section 3 hereof, use reasonable best efforts to cause any related prospectus to be supplemented by any required supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act (or any similar provisions then in force under the Securities Act), to the extent required, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition as may be reasonably requested from time to time by the Holders and set forth in such Shelf Registration Statement as so amended or such prospectus as so supplemented; provided, however, that if the method of disposition requested by the Holders shall be an underwritten public offering, the Registrable Securities to be included in such registration shall have a Market Value at the time of such request of at least $20,000,000.
          c. Certain Payments. If (i) the Shelf Registration Statement has not been declared effective by the Commission by the Effectiveness Date, or (ii) to the extent that the shares of Common Stock are Registrable Securities, the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded by a replacement shelf registration statement which is filed and declared effective) or usable (including as a result of any suspension period under Section 3 hereof) for the offer and sale of such Registrable Securities for any period of time (including any suspension period under Section 3 hereof) which shall exceed 60 days in any three-month period or 180 days in any twelve-month period (each such event referred to in the immediately preceding clauses (i) and (ii), a “Registration Default”), the Company shall pay liquidated damages (“Liquidated Damages”) to the Holders, in cash, for the period (excluding the Effectiveness Date) during which any such Registration Default shall be continuing, at a rate per week equal to twenty-five basis points of the total purchase price of the Common Stock (prorated for partial weeks); provided, however, that if such Registration Default is based, in whole or in part, on the failure of a Holder to provide information reasonably requested by the Company in accordance with Section 4(b) hereof, the Company shall not be liable for an Registration Default. All accrued Liquidated Damages shall be paid by the Company by the following Damages Payment Date. In the event that any Liquidated Damages are not paid by the

Company on the applicable Damages Payment Date, then to the extent permitted by law, such overdue Liquidated Damages, if any, shall bear interest until paid at the Default Rate, commencing on the Damages Payment Date. All accrued Liquidated Damages and any interest thereon shall be paid by wire transfer of immediately available funds or by federal funds check by the Company to Holders pro rata, based on the respective numbers of Registrable Securities then held by such Holder. The parties acknowledge that damages from a failure to have the Shelf Registration Statement declared or remain effective are difficult to measure and that the payments provided for in this Section 2(c) are reasonable liquidated damages and not a penalty. Promptly (but in no event more than five business days) after the occurrence or the termination of a Registration Default, the Company shall give the Holders at such time notice of such occurrence or termination (as applicable); provided, however, that the failure by the Company to give such notice shall not subject the Company to any further Liquidated Damages following the termination of the Registration Default. All of the Company’s obligations (including, without limitation, the obligation to pay Liquidated Damages and, as applicable, interest thereon) under this paragraph with respect to any Registrable Security shall survive the time that such security ceases to be a Registrable Security.
     Section 3. Black-Out Periods.
          a. If a majority of the independent members of the Board (as determined in accordance with New York Stock Exchange and Commission rules and regulations) determines in its good faith judgment that the availability of the Shelf Registration Statement or the use of any related prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice from the Company of such determination by the Company’s Board, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Shelf Registration Statement shall be suspended until the earlier of (i) the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this Section 3(a) is no longer necessary and the Holders have received copies of any required amendment or supplement to the relevant prospectus, and (ii) 60 days. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.
          b. The Company may not utilize the suspension rights under this Section 3 more than one time in any three-month period nor more than three times in any twelve-month period. Each Holder agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement relating to such Registrable Securities until the expiration of the applicable suspension period as provided in this Section 3.
     Section 4. Registration Procedures.
          a. Without limiting the provisions of Section 2 hereof, in connection with the filing of any registration statement as provided in this Agreement, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:
          (i) prepare and file with the Commission the requisite registration statement (including a prospectus therein and any supplement thereto) to effect such registration which registration statement (x) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith or be incorporated therein and (y) shall be reasonably acceptable to the Holders’ counsel, and the Company shall use commercially reasonable efforts to cause such registration statement to become effective and remain effective for the Shelf Registration Period; provided, however, that before filing such registration statement or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to Holders Counsel and provide reasonable time (which shall be no less than five Business Days, or two Business Days if five Business Days is not reasonably practicable) for such sellers and Holders Counsel to comment upon such documents if so requested by a Holder or Holders Counsel and shall consider the inclusion of such comments in good faith;
          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including, subject to Section 2(b), to permit distribution of such securities in accordance with the methods reasonably requested by the sellers of such securities) during the Shelf Registration Period;
          (iii) furnish to each Holder of the securities being registered, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) other than those which are being incorporated into such registration statement by reference, such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as the Holders may reasonably request to the extent such other documents are not available on the Commission’s Electronic Data Gathering Analysis and Retrieval System or the Company’s website;
          (iv) register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holders and the underwriters of the securities being registered, if any, shall reasonably request (it being understood that, without limiting the Company’s obligation hereunder to effect such registration or qualification, the Company shall use its commercially reasonable efforts to effect such registration or qualification, as applicable, prior to any offering under the Shelf Registration Statement), to keep such registration or qualification in effect at all times during the Shelf Registration Period subject to Section 3 hereof, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdiction of the securities owned by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;
          (v) immediately notify the Holders at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the

Holders, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
          (vi) comply or continue to comply in all material respects with the Securities Act and the Exchange Act so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, as further agreed to in Section 6 hereof;
          (vii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
          (viii) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
          (ix) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders may reasonably request in writing at least two Business Days prior to any sale of Registrable Securities;
          (x) list all Registrable Securities covered by such registration statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such securities that are reasonably within the control of the Company including, without limitation, registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the Commission in accordance with the terms hereof;
          (xi) in connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such name as the Holders may reasonably request in writing at least three Business Days prior to any sale of Registrable Securities;
          (xii) notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed or when any document is filed with the Commission which would be incorporated by reference into the prospectus;
          (xiii) notify each Holder of any request by the Commission for the amendment or supplement of such registration statement or prospectus for additional information;

          (xiv) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose, and shall use commercially reasonable efforts to prevent the issuance of any such stop order, injunction or other order or requirement and to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;
          (xv) make available for inspection by any Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and Holders Counsel or any accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or regulatory body of competent jurisdiction. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the company or its Affiliates unless and until such is made generally available to the public. Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court or by a regulatory body of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;
          (xvi) permit any Holder, which Holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included and which are acceptable to the Company (which approval shall not be unreasonably withheld); and
          (xvii) subject to Section 2(b) hereof, if the disposition of Registrable Securities shall take the form of an underwritten public offering, enter into customary agreements (including underwriting agreements), take all such other reasonable actions as the Holders of a majority of the Registrable Securities being sold or the managing underwriter, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and furnish to each Holder, and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) if eligible under SAS 72, a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be.
          b. In connection with the filing of any registration statement covering Registrable Securities, each Holder shall furnish in writing to the Company such information regarding such Holder (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information reasonably requested by the Company as is necessary or it deems advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.
     Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(v) hereof, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v) hereof; (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 4(a)(xiv) hereof, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xiv) hereof; and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 4(a)(xiv) hereof, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xiv) hereof.
     Section 5. Indemnification.
          a. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, together with the partners, officers, directors, trustees, stockholders, employees, agents and investment advisers of such controlling Person (any such Person a “Holder Indemnitee”), against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees), joint or several (the “Liabilities”), to which any Holder Indemnitee may become subject under the Securities Act or otherwise, insofar as such Liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) directly or indirectly arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation of the Securities Act or state securities laws or rules thereunder by the Company relating to any action or inaction by the Company in connection with such registration, and the Company will reimburse each Holder Indemnitee for any reasonable legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to the Holders or any other Person who controls such Holder within the meaning of the Securities Act or the Exchange Act in any such case to the extent that any such Liability arises out of such Person’s failure to send or give a copy of the final prospectus or supplement (after the Company has furnished such Holder with a sufficient number of copies of the same) to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such Controlling Person and shall survive the transfer of such securities by the Holders.
          b. Indemnification by the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a) hereof) the Company, each member of the Board, each officer, employee, agent and investment adviser of the Company and each other Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder regarding such Holder giving such indemnification specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such Board member, officer, employee, agent, investment adviser or controlling Person and shall survive the transfer of such securities by any Holder. The obligation of a Holder to indemnify will be several and not joint, among the Holders of Registrable Securities and the liability of each such Holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.
          c. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself (together with any other indemnified party similarly notified) and to appoint counsel of its (or their) choice, at its (or their) sole expense, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.
          d. Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 5(c) hereof, the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of one common counsel (and local counsel) for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. The indemnifying party shall not settle any claim without the consent of the indemnified party unless such settlement involves a complete release of such indemnified party without any admission of liability by the indemnified party.

          e. Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) or (ii) if the allocation provided by subclause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation, and the liability for contribution of each Holder of Registrable Securities will be in proportion to and limited in all events to the net amount received by such Holder from the sale of Registrable Securities pursuant to such registration statement.
     Section 6. Covenants Relating To Rule 144. The Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
     Section 7. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders of not less than two-thirds of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any equity securities of the Company that would allow such holder or prospective holder (a) to include such equity securities in any registration statement filed pursuant to the terms of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such equity securities in any such registration only to the extent that the inclusion of its equity securities will not reduce the amount of Registrable Securities of the Holders or (b) to have its equity securities registered on a registration statement that could be declared effective prior to the Effectiveness Date.
     Section 8. Transfers of Registrable Securities. Any Holder may sell, transfer, convey or assign (each a “Transfer”) some or all of the Registrable Securities held thereby at any time and, in connection with any such Transfer, may assign the registration and other rights set forth in this Agreement with respect to the Registrable Securities so Transferred to the transferee or assignee in such Transfer; provided, however, that such transferee or assignee of such rights, as a condition to the effectiveness of such Transfer, shall have executed a counterpart to this Agreement in which such transferee or assignee agrees to be treated and bound hereunder as a “Holder,” whereupon such transferee or assignee shall have the benefits of, and shall be subject to the obligations contained in, this Agreement as if such transferee or assignee was originally included in the definition of a “Holder” herein and had originally been a party hereto and, upon receipt of such executed counterpart, the Company shall amend Schedule 1 hereto to reflect such Transfer and the related transfer or assignment of the registration and other rights hereunder with respect to such Registrable Securities.

     Section 9. Miscellaneous.
          a. Termination; Survival. The rights of any Holder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Holder are no longer Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Section 5 hereof and paragraphs (b), (d), (e) and (g) of this Section 9 shall survive the termination of this Agreement, and the obligations of the Company under Section 2(c) hereof, to the extent such obligations exist, shall remain in effect until the date that is twelve months following the date on which the Registrable Securities cease to be Registrable Securities.
          b. Expenses. All Registration Expenses incurred in connection with this Agreement shall be borne by the Company, whether or not any registration statement related thereto becomes effective. Each Holder participating in a registration pursuant to this Agreement shall bear such Holder’s proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts and commissions payable, if any, to underwriters or brokers in connection with a registration of Registrable Securities pursuant to this Agreement.
          c. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.
          d. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof. The parties consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any civil action concerning any controversy, dispute or claim arising out of or relating to this Agreement, or any other agreement contemplated by, or otherwise with respect to, this Agreement or the breach hereof, unless such court would not have subject matter jurisdiction thereof, in which event the parties consent to the jurisdiction of the State of New York. The parties hereby waive and agree not to assert in any litigation concerning this Agreement the doctrine of forum non conveniens.
          e. Waiver Of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
          f. Prior Agreement; Construction; Entire Agreement. This Agreement, including the exhibits and other documents referred to herein (which form a part hereof), constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, and all such prior agreements and understandings are merged herein and shall not survive the execution and delivery hereof.
          g. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service or by telecopier and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), addressed as follows:

If to the Holder:	To the address indicated for such Holder in Schedule 1 hereto (as amended from time to time as provided herein).

If to the Company:	Cogdell Spencer Inc. 4401 Barclay Downs Drive Suite 300 Charlotte, North Carolina 28209-4670 Attention: Frank Spencer Tel: (704) 940-2900 Fax: (704) 940-2959

with a copy to:

Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Attention: Jay L. Bernstein Facsimile: 212-878-8375
          h. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including, without the need for any consent on the part of the Company, any transferee of the Registrable Securities who becomes a subsequent Holder hereunder pursuant to a Transfer in accordance with Section 8 hereof, and shall inure to the benefit of each Holder (including any such subsequent Holder). The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder. The Company may assign its rights (but only with the related obligations) hereunder to any successor to the Company’s business or with the prior written consent of Holders of two-thirds of the then outstanding Registrable Securities. Notwithstanding the foregoing, no assignee of the Company shall have any of the rights granted under this Agreement until such assignee shall acknowledge its rights and obligations hereunder by a signed written agreement pursuant to which such assignee accepts such rights and obligations.
          i. Headings. Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.
          j. Amendments and Waivers. The provisions of this Agreement may be amended, modified or waived at any time only by the written agreement of the Company and the Holders of two-thirds of the Registrable Securities; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the Holders of all the Registrable Securities adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Securities but does not so adversely affect all of the Registrable Securities; provided, further, that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and the Company.
          k. Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions.
          This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.
          l. Severability. If any provision of this Agreement shall be or shall be held or deemed by a final order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.
          m. Specific Performance; Other Rights. The parties recognize that various other rights rendered under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to them hereunder, at law or in equity, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance.
          n. Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.
          o. No Waiver. The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

COGDELL SPENCER INC.,
a Maryland corporation

By:
Name:
Title:

KEYBANC CAPITAL MARKETS INC.,
on behalf of the Holders

By:
Name:
Title:

Schedule 1
HOLDERS

	Number of Shares of
Name of the Holder	Common Stock Held	Address of the Holder
RREEF America L.L.C., on behalf of the accounts below		875 N. Michigan Avenue, 41st Floor Chicago, IL 60611 Attn: Jerry Ehlinger

Scudder RREEF Real Estate Fund, Inc.	366,500

Scudder RREEF Real Estate Fund II, Inc.	1,158,600

DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.	42,300

Davis Selected Advisers, L.P., on behalf of the accounts below		124 East Marcy Street Santa Fe, NM 87501 Attn: Mr. Andrew Davis

Davis Real Estate Fund	1,146,847

Davis Real Estate Portfolio	86,383

Sicav Davis Real Estate Fund	14,523

SunAmerica Series Trust — Davis Real Estate Fund	520,050

Jicarilla Apache Tribe	85,896

Jicarilla Per Capita	27,179